Exhibit 10.3

[DATE]

[NAME OF GRANTEE]

[ADDRESS]

Re:          Non-Qualified Stock Option Award Notice

Dear [NAME OF GRANTEE]:

The Board of Directors of  Pharmacopeia, Inc. (“Pharmacopeia”) hereby grants to you a non-qualified stock option (“Option”) to purchase [INSERT NUMBER] shares of common stock, par value $0.01 (“Common Stock”), of Pharmacopeia at a price of $[INSERT PRICE] (“Exercise Price”) per share, effective [INSERT DATE] (the “Grant Date”).

The Option is subject to the terms and conditions of this Award Notice.  All capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth in Appendix A to this Award Notice.

VESTING AND EXERCISE PERIOD

Subject to your continued employment with Pharmacopeia and the other provisions of this Award Notice, on the following dates, you will be entitled to exercise the Option as follows:

One fourth of the shares of Common Stock subject to the Option shall be vested and exercisable on the first anniversary of the Grant Date;

An additional 1/48th of the shares subject to the Option shall be vested and exercisable on the same day of the month (or the last day of the month if there is no such date) as the Grant Date in each of the next 36 months thereafter;

Shares that become exercisable will remain available for purchase until the tenth anniversary of the Grant Date (the “Expiration Date”).

EFFECTS OF TERMINATION ON VESTING AND EXERCISE

Retirement

The Option will continue to vest in accordance with the schedule above until the date which is three years following the date of your Retirement, provided that you do not violate any applicable non-competition, non-disparagement, non-solicitation or confidentiality requirement or similar restrictive covenant with Pharmacopeia (collectively, the “Restrictive Covenants”) during that three (3) -year period.

If your employment is terminated due to your Retirement, you will be permitted, prior to the Expiration Date, to the extent the Option is exercisable, to exercise the Option until the third anniversary of your Retirement, provided you have not violated any applicable Restrictive Covenants.  The Option shall immediately terminate in full upon violation of any Restrictive Covenants and in any event to the extent not exercised during the applicable period.

Death or Disability

If your employment with Pharmacopeia terminates prior to the Expiration Date due to your death or Disability, the Option will vest fully and will remain exercisable, as applicable, by you, your personal representative or the persons who acquire the right to exercise the Option by bequest or inheritance until, as applicable (i) the earlier of the end of the twelve (12) -month period immediately following your death or the Expiration Date and (ii) the earlier of the end of the three (3) -year period immediately following your Disability or the Expiration Date.  The Option shall terminate in full to the extent not exercised within such period.

Termination for Cause

If your employment with Pharmacopeia is terminated prior to the Expiration Date for Cause, the entire unexercised portion of the Option shall terminate on such date.

Good Reason or without Cause

If you terminate your employment with Pharmacopeia prior to the Expiration Date for Good Reason, or if your employment is terminated by Pharmacopeia without Cause prior to the Expiration Date, vesting in the Option will cease immediately.  The Option, to the extent it is exercisable upon such a termination of employment, will remain exercisable by you or your personal representative, as applicable, until the Expiration Date.

Resignation or Other Reasons

If your employment with Pharmacopeia is terminated for any reason other than for Retirement, death, Disability, Cause, Good Reason or in connection with a Change In Control (as described below) prior to the Expiration Date, vesting in the Option will cease immediately.  The Option, to the extent it is exercisable upon such a termination of employment, will remain exercisable by you or your personal representative, as applicable, until the later of the end of the ninety (90) -day period immediately following such a termination of employment or the Expiration Date.  The Option shall terminate in full to the extent not exercised within such period.

CHANGE IN CONTROL

Notwithstanding anything in this Award Notice to the contrary, but subject to the immediately following paragraph, upon a Change In Control, any unvested portion of the then outstanding Option shall immediately vest, unless the Option is assumed by a successor corporation upon the Change In Control and the Option is substituted with an option for common stock of the successor corporation that has equivalent value as the Option and has terms and conditions no less favorable than the Option.  All such substituted option awards shall vest in full if your employment with Pharmacopeia is terminated for any reason other than Cause or your voluntary termination without Good Reason within eighteen (18) months of the Change In Control.

Notwithstanding anything in this Award Notice to the contrary (including the immediately preceding paragraph), in the event your employment with Pharmacopeia is terminated by Pharmacopeia involuntarily without Cause or you terminate your employment with Pharmacopeia for Good Reason, in either case at any time during the period commencing two (2) months before and ending twelve (12) months after the occurrence of a Change In Control, any unvested portion of the Option shall immediately vest on the date of such termination of your employment, the expiration date of the exercise period for the Option shall be the earlier of (i) one (1) year following the date of termination or (ii) the Expiration Date, and Pharmacopeia shall take all actions necessary or advisable to give effect to this section of this Award Notice.

EXERCISING THE OPTION

Upon exercise of any portion of the Option and before delivery of the shares of Common Stock, full payment for shares of Common Stock purchased upon the exercise shall be paid within three days of the date of exercise and shall be made in cash, or, with the consent of the Committee, (a) in whole or in part in shares of Common Stock that have been held by you for at least six months and have an aggregate Fair Market Value equal to the aggregate Exercise Price, or (b) in cash received from a broker-dealer whom you have authorized to sell all or a portion of the Common Stock covered by the Option.

The Option shall be exercised by you by giving written notice of exercise to Pharmacopeia at Pharmacopeia’s office in Cranbury, New Jersey, Attention: Corporate Controller.  Such notice of exercise must include a statement of the number of shares underlying the Option exercise and a statement of preference as to the manner in which payment to Pharmacopeia shall be made, as described above.  Such notice shall be deemed to have been given when hand delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.

As promptly as is reasonably practicable after the exercise of the Option and the satisfaction of any applicable taxes, as determined by Pharmacopeia, a certificate for the shares of Common Stock issuable on the exercise of the Option shall be delivered to you or your personal representative, heir or legatee.

NONASSIGNABILITY

Except as provided below, the Option may not be transferred, assigned or pledged by you otherwise than by will or the laws of descent and distribution or be exercised other than by you or, in the case of your death, by your personal representative, heir or legatee.

The Committee may permit you to transfer the Option to: (i) your Immediate Family Members; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

All transfers shall be made for no consideration.  Once you transfer the Option, any subsequent transfer of the Option shall, notwithstanding the immediately preceding paragraph to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Award Notice.

In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

In order for a transfer to be effective, you must agree in writing prior to the transfer on a form provided by Pharmacopeia to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by you with Pharmacopeia for the payment of all payroll and withholding taxes.

Upon transfer, the Option will continue to be governed by and subject to the terms and conditions of this Award Notice. A transferee of the Option is entitled to the same rights as you were, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to you, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

Pharmacopeia shall be under no obligation to provide a transferee with any notice regarding the transferred Option held by the transferee upon forfeiture or any other circumstance.

ADJUSTMENTS

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the shares subject to the Option and the Exercise Price of the Option shall be automatically adjusted by the Committee. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Pharmacopeia, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments and/or modifications to the Option.  In the event of any other change in the capital structure or in the Common Stock of Pharmacopeia, the Committee shall also make such appropriate adjustments and/or modifications to the Option as it, in its sole discretion, deems appropriate.

WITHHOLDING AND SET OFF

By accepting the Option, you consent to a deduction from any amounts Pharmacopeia owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts you owe Pharmacopeia.  Whether or not Pharmacopeia elects to make any set-off in whole or in part, if Pharmacopeia does not recover by means of set-off the full amount you owe Pharmacopeia, you shall immediately pay the unpaid balance to Pharmacopeia.

Pharmacopeia shall be entitled to deduct from any payment, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require you to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow you to pay the minimum amount of taxes required by law to be withheld from the Option by withholding from any payment of Common Stock due as a result of exercising the Option, or the Committee may allow you to pay the tax withholding amount by delivering to Pharmacopeia shares of Common Stock having a Fair Market Value equal to the required tax withholding amount, as determined by the Committee.

AMENDMENT

The Committee may at any time unilaterally amend the Option to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to you shall require your consent.

SECTION 409A

To the extent determined necessary or advisable by the Committee in its sole discretion, the Option shall be interpreted to the extent possible to avoid application of section 409A of the Code.  You shall be deemed to consent to any changes to the Option that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code.  Adjustments made to the Option shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made so as to avoid application of section 409A of the Code.

REGULATORY APPROVALS AND LISTINGS

Notwithstanding anything contained in this Award Notice to the contrary, Pharmacopeia shall have no obligation to issue or deliver certificates of Common Stock evidencing the shares purchased pursuant to the Option resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which Pharmacopeia shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which Pharmacopeia shall, in its sole discretion, determine to be necessary or advisable.

ADMINISTRATION

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Option, in accordance with its terms.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Option. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the terms of the Option; (b) construe any ambiguous provision of this Award Notice; (c) correct any default; (d) supply any omission; (e) reconcile any inconsistency; (f) issue administrative guidelines as an aid to administer the Option and make changes in such guidelines as it from time to time deems proper; (g) make regulations administering the Option and make changes in such regulations as it from time to time deems proper; (h) to the extent permitted under this Award Notice, grant waivers of terms, conditions, restrictions, and limitations, (i) accelerate the vesting, exercise, or payment of the Option when such action or actions would be in the best interest of Pharmacopeia; (j) subject to section 409A of the Code, grant options in replacement of the Option previously granted by Pharmacopeia; (k) determine the terms and provisions of any agreements entered into hereunder; (l) take any and all other action it deems necessary or advisable for the proper operation or administration of the Option; and (m) make all other determinations it deems necessary or advisable for the administration of the Option, including factual determinations. Notwithstanding anything herein to the contrary and except as expressly provided by the adjustment provisions of this Award Notice, the Option shall not be directly or indirectly repriced, replaced or regranted through cancellation without stockholder approval, including, but not limited to, an exchange of the Option with an exercise price less than Fair Market Value for cash, restricted stock, stock options or other stock awards.

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority with respect to the Option including, without limitation, its construction of the terms of this Award Notice.  It is the intent of the Board that the decisions of the Committee and its actions with respect to the Option shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Option.

GOVERNING LAW

This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

You shall not have any rights as a stockholder of Pharmacopeia as a result of receiving the Option until the date of issuance of a stock certificate in your name.  To the extent you acquire a right to receive payments from Pharmacopeia with respect to Option, such rights shall be no greater than the rights of an unsecured creditor of Pharmacopeia and you shall not have any rights in or against any specific assets of Pharmacopeia.

SECTION 16 OF THE EXCHANGE ACT

In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon the Option, including but not limited to, restrictions regarding tax withholdings and restrictions regarding your ability to exercise the Option under Pharmacopeia’s broker-assisted stock option exercise program.

NO GUARANTEE OF TAX CONSEQUENCES

No person connected with this Award Notice in any capacity, including, but not limited to, Pharmacopeia and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of the Option or any amounts paid to or for the benefit of you, or that such tax treatment will apply to or be available to you on account of receiving the Option.

GOVERNING TERMS

The terms of this Award Notice, and any sale, purchase or exercise of any shares subject to the Option granted by this Award Notice, shall be governed by the terms of the Pharmacopeia, Inc. Insider Trading Policy (the “Policy”) previously provided or enclosed with this Award Notice, and incorporated by reference herein.  By executing this Award Notice, you acknowledge having received and carefully read the Policy, and you agree to be bound by the terms of the Policy, as interpreted and amended from time to time by Pharmacopeia.

Nothing in this Award Notice shall confer on you the right to continue in the employment or service of Pharmacopeia or interfere in any way with the right of Pharmacopeia to terminate your employment or service at any time.

You should sign and return a copy of this Award Notice to the Human Resources Administrator of Pharmacopeia.

Very truly yours,

PHARMACOPEIA, INC.

Leslie J. Browne
President and Chief Executive Officer

I hereby accept the Option described in this Award Notice, and I agree to be bound by the terms of  this Award Notice.  I agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date:

APPENDIX A

DEFINITIONS

In any necessary construction of a provision of this Award Notice, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

1.               “Affiliate” means any entity other than the Subsidiaries in which Pharmacopeia has a substantial direct or indirect equity interest, as determined by the Board.

2.               “Board” means the Board of Directors of Pharmacopeia.

3.               “Cause” means “Cause” as defined in the Severance Agreement between you and the Company dated [DATE].

4.               “Change In Control” means “Change in Control” as defined in the Pharmacopeia, Inc. 2004 Stock Incentive Plan as in effect from time to time.

5.               “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

6.               “Committee” means the Compensation Committee of the Board.

7.               “Company” means Pharmacopeia and its Subsidiaries and Affiliates.

8.               “Disability” means a physical or mental impairment that satisfies the definition of disability under Section 22(e)(3) of the Code.

9.               “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

10.         “Fair Market Value” means on any given date:

(a) if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

(b) if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

(c) if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee and in accordance with applicable provisions of the Code or regulations and rulings thereunder.

11.         “Good Reason” means “Good Reason” as defined in the Severance Agreement between you and the Company dated [DATE].

12.         “Immediate Family Member” means you and your spouse, children or grandchildren, whether natural, step- or adopted children or grandchildren.

13.         “Pharmacopeia” means Pharmacopeia, Inc., a Delaware corporation, formerly known as Pharmacopeia Drug Discovery, Inc.

14.         “Retirement” means a termination for other than Cause after attaining at least age 55 and completing at least five years of service with Pharmacopeia.

15.         “Subsidiary” means any corporation (other than Pharmacopeia) in an unbroken chain of corporations beginning with Pharmacopeia (or any subsequent parent of Pharmacopeia) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.